

<ARTICLE>                     5
<LEGEND>

          This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Consolidated Income Statement of
          GATX and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<MULTIPLIER>                                   1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1997
<PERIOD-START>                                 JAN-01-1997
<PERIOD-END>                                   MAR-31-1997

<CASH>                                         50
<SECURITIES>                                   0
<RECEIVABLES>                                  999     <F1>
<ALLOWANCES>                                   124
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0       <F2>
<PP&E>                                         4685
<DEPRECIATION>                                 1807
<TOTAL-ASSETS>                                 4710
<CURRENT-LIABILITIES>                          0       <F2>
<BONDS>                                        2521    <F3>
<PREFERRED-MANDATORY>                          3
<PREFERRED>                                    0
<COMMON>                                       15
<OTHER-SE>                                     788
<TOTAL-LIABILITY-AND-EQUITY>                   4710
<SALES>                                        0
<TOTAL-REVENUES>                               395
<CGS>                                          0
<TOTAL-COSTS>                                  183     <F4>
<OTHER-EXPENSES>                               60      <F5>
<LOSS-PROVISION>                               2
<INTEREST-EXPENSE>                             52
<INCOME-PRETAX>                                45      <F6>
<INCOME-TAX>                                   19
<INCOME-CONTINUING>                            31
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   31
<EPS-PRIMARY>                                  1.35
<EPS-DILUTED>                                  1.27


<F1> Receivables consists of three components: Trade Accounts of 101 million,
     Finance Leases of 705 million, and Secured Loans of 193 million.
<F2> Not applicable because GATX has an unclassified balance sheet.
<F3> This value consists of two components:  Long-term Debt of 2,300 million and
     Capital Lease Obligations of 221 million.
<F4> This value represents Operating Expenses on the Consolidated Income
     Statement.
<F5> This value represents the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F6> This value represents Income Before Income Taxes and Equity in Net
     Earnings of Affiliates.






